Exhibit 10 ii
                 REIMBURSEMENT AGREEMENTS - OFFICERS/DIRECTORS

The Fund reimbursed officers & directors not affiliated with the Investment Ad-viser $2,105 in 2003 to compensate for travel expenses associated with perfor-mance of their duties. As the Fund grows in total assets, the Board of Direct-ors may authorize salaries commensurate with their duties. The Fund never has or plans to compensate officers, employes and directors who are affiliated with the Investment Adviser except indirectly through payment of the management fee.